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                                                                  EXHIBIT 10.5


                   FINDERS AND RELEASE AGREEMENT

    This Finders and Release Agreement is entered into by and between Jerry Grizzle ("Grizzle"), an individual; CDI Acquisition JV, a Texas joint venture; CD Partners JV, a Texas joint venture ( jointly referred to herein as the "Joint Venture"); and CD Warehouse, Inc., a Delaware corporation, ("CD Warehouse") for the purpose of setting forth the compensation and consideration received and to be received by the Joint Venture for its assistance in identifying Compact Disc International, Ltd., a Texas limited partnership ("Compact Disc"), for potential investment or acquisition by CD Warehouse and/or Grizzle and to release any and all other claims by and between CD Warehouse, Grizzle and the Joint Venture.

1. IDENTIFICATION OF COMPACT DISC INTERNATIONAL, LTD. The parties agree by and among themselves that the Joint Venture has performed a valuable service by identifying Compact Disc and/or its assets for potential investment or as an acquisition opportunity for CD Warehouse or Grizzle;

2. ACQUISITION OF COMPACT DISC ASSETS PURSUANT TO AN INITIAL PUBLIC OFFERING BY CD WAREHOUSE. It is presently contemplated by the parties hereto that CD Warehouse will enter into a binding agreement to acquire the business or assets of Compact Disc and its subsidiaries. CD Warehouse's acquisition will be subject to the completion of an initial public offering ("IPO") of its common stock within one hundred and twenty days from the date hereof.

3. COMPENSATION/ CONSIDERATION. Joint Venture and CD Warehouse hereby agree to the following consideration:

    (a) FINDER'S FEE. CD Warehouse will pay the Joint Venture a finder's fee of $100,000 payable as follows:

         (i) A non-refundable payment of $20,000 (the "First Non-Refundable Payment"), will be placed in escrow by CD Warehouse with Inwood National Bank ("Inwood") in Dallas, Texas, concurrently with the date of the execution hereof; and

        (ii) The balance of $80,000 (or $60,000 if a Second Non-refundable Payment in the amount of $20,000 is made as described below) at the closing of the IPO; provided, however, if within four months from the date of execution hereof the registration statement for the IPO (the "Registration Statement") has not been declared effective by the Securities and Exchange Commission (the "SEC") and CD Warehouse elects to withdraw such Registration Statement, no additional monies


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    with  respect to the finder's fee shall be payable to the Joint Venture and the Joint Venture's compensation hereunder shall be limited to the First Non-Refundable Payment; PROVIDED, FURTHER, that if by such date CD Warehouse has not withdrawn the Registration Statement, CD Warehouse will make a second non-refundable payment of $20,000 (the "Second Non-Refundable Payment" and, together with the First Non-Refundable Payment, the "Non-Refundable Payments"), into escrow pending the consummation of the IPO; PROVIDED, FURTHER, if within eight months from the date of execution hereof the Registration Statement has not been declared effective by the SEC and CD Warehouse elects to withdraw such Registration Statement, no additional monies in respect of the finder's fee shall be payable to the Joint Venture and the Joint
    Venture's compensation hereunder shall be limited to the Non-Refundable Payments.

       (iii) The escrow agreement to be entered into by CD Warehouse will be in substantially the same form attached hereto as Exhibit A, and shall provide that Inwood will pay the First Non-Refundable Payment to the Joint Venture four months from the execution date hereof or the earlier notification to Inwood by the IPO underwriter that the IPO has been consummated or that the Registration Statement has been withdrawn. The escrow agreement shall also provide that Inwood will pay the Second Non-Refundable Payment to the Joint Venture eight months from the date of execution hereof or upon the earlier notification to Inwood by the IPO underwriter that the IPO has been consummated or that the Registration Statement has been withdrawn.

        (iv) Anything contained in this Agreement to the contrary notwithstanding, in the event CD Warehouse withdraws the Registration Statement but CD Warehouse and/or Grizzle nevertheless consummates the acquisition of Compact Disc and/or its assets by any other means prior to September 6, 1997, the entire finder's fee or any outstanding balance thereof shall be payable at the closing of such acquisition.


    (b) CANCELLATION AND RELEASE OF JOINT VENTURE AFFILIATES FRANCHISE AGREEMENTS AND PRE-PAYMENTS DUE THE FRANCHISEES. As part of the acquisition contemplated by and between Compact Disc and CD Warehouse, CD Warehouse will be assigned all of Compact Disc's right, title and interest as the franchisor in various outstanding franchise and development agreements. Certain affiliated entities of the Joint Venture are currently franchisees pursuant to the franchise agreements that would be assigned/acquired by CD


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Warehouse.  As additional consideration, CD Warehouse hereby agrees that if the acquisition agreement contemplated by and between CD Warehouse and Compact Disc is consummated either through the IPO or by any other means prior to September 6, 1997, CD Warehouse will cancel and release the franchise and development agreement(s) by and between Northwest C.D. Traders, L.L.C., a Texas limited liability company, and Northwest Broadway Joint Venture, a Texas joint venture, as franchisees, and Compact Disc as franchisor (collectively, the "Joint Venture Franchise Agreements") and release the franchisees and all guarantors and other related parties from all obligations thereunder or with respect thereto (including without limitation all post termination obligations and other obligations which, by their terms, survive the termination or expiration of the Joint Venture Franchise Agreements except those provisions prohibiting the use of the name and proprietary software as noted below). Joint Venture agrees that CD Warehouse's cancellation and release of the Joint Venture Franchise Agreements would also be subject to the payment of all franchise royalty payments to the date of cancellation and release of such franchise agreements and the cancellation of any and all Pre-paid Development Fee Advance(s) that Compact Disc may then owe the franchisees. Joint Venture also agrees that if the Joint Venture Franchise Agreements are ultimately canceled and released as set forth above, that the Joint Venture will cause its individual members, the franchisees and all related guarantors and parties pursuant to such agreements to agree that, within one-hundred twenty (120) days from the date of such cancellation and release, they will cease using the CD Warehouse name and any proprietary software provided by Compact Disc.

4. RELEASE AND WAIVER. Effective as of the date this Finders and Release Agreement is executed and the First Non-Refundable Payment is placed in escrow with Inwood, CD Warehouse, Grizzle and Joint Venture hereby agree to mutually release and waive any and all claims that they may have one against the other, other than as stated herein. Grizzle and CD Warehouse and Joint Venture specifically waive and release one from the other, any obligation or claim that they may currently or hereafter possess pursuant to the terms of the Non-Disclosure and Non-Circumvention Agreement, dated September 5, 1995, a copy of which is attached hereto as Exhibit B and the Memorandum of Understanding, dated November 25, 1995, a copy of which is attached hereto as Exhibit C.

5. MISCELLANEOUS. The obligations of the parties shall be binding on and inure to the benefit of their respective heirs, successors, assigns and affiliates. This agreement may be amended or modified only by a subsequent agreement in writing. This agreement shall be construed and enforced according to the laws of Texas without regard to conflicts of laws principles, and jurisdiction and venue shall be in the Federal District Court for the Northern District of Texas, Dallas Division.

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Dated this 3rd day of September, 1996.


Joint Venture:                    CDI Acquisition JV / CD Partners J.V.
                                  Texas Joint Venture(s)

                                  /s/ Mitchell Hurwitz
                                  ----------------------------------------
                                  Mitchell Hurwitz, individually and
                                  as a Joint Venturer

                                  /s/ Harry B. Lucas
                                  ----------------------------------------
                                  Harry B. Lucas, individually and
                                  as a Venturer


                                  /s/ Yalonda X. Ferris
                                  ----------------------------------------
                                  Yalonda X. Ferris, individually and as a
                                  Venturer


CD Warehouse:                     CD Warehouse, Inc.
                                  a Delaware Corporation

                                  /s/ Jerry Grizzle
                                  ----------------------------------
                                  Jerry Grizzle, President


Grizzle:
                                  /s/ Jerry Grizzle
                                  ----------------------------------
                                  Jerry Grizzle, an individual


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